UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2026

Date of Report (Date of earliest event reported)

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41265	47-4828381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11621 Kew Gardens Ave, Suite 210, Palm Beach Gardens, FL	33410
(Address of principal executive offices)	(Zip Code)

(561) 406-6154

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUNS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2026, Jupiter Neurosciences, Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the Staff had determined to delist the Company’s common stock from The Nasdaq Capital Market. As previously notified by the Staff on February 26, 2026, the market value of the Company’s listed securities had been below the minimum $35,000,000 required for continued listing under Nasdaq Listing Rule 5550(b)(2) for 30 consecutive trading days, and the Company was provided 180 calendar days, or until August 25, 2026, to regain compliance. The Notice states that the Company did not regain compliance with Nasdaq Listing Rule 5550(b)(2) or any of the alternative continued listing requirements under Nasdaq Listing Rule 5550(b).

The Company intends to timely appeal the Staff’s determination by requesting a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company expects that its hearing request will result in a stay of any further action pending the final hearing determination. However, there can be no assurance that the Company’s appeal will be successful, that the Panel will grant the Company’s request for continued listing, or that the Company will regain compliance with Nasdaq’s continued listing requirements. The Company is considering all options available to it to regain compliance with all applicable listing rules.

Item 8.01 Other Events.

On August 27, 2026, the Company received a letter from the Staff notifying the Company that, for the 10 consecutive business days from August 13, 2026 through August 26, 2026, the closing bid price of the Company’s common stock had been at least $1.00 per share and, accordingly, the Company had regained compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market set forth in Nasdaq Listing Rule 5550(a)(2), and that the matter is now closed. As previously disclosed, on February 26, 2026, the Staff notified the Company that its common stock had failed to maintain a minimum bid price of $1.00 per share over the preceding 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2). While the Company has regained compliance with the minimum bid price requirement, there can be no assurance that it will maintain compliance with that requirement or otherwise remain in compliance with Nasdaq’s continued listing requirements.

Forward Looking Statements

Certain information contained in this report consists of forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “would,” “will,” “expects,” “intends,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Panel will grant the Company’s request for continued listing, or any relief from delisting, or that the Company will be able to achieve compliance with Nasdaq listing rules within any period of time that may be granted by the Panel. Additional factors that could cause actual results to differ from the forward-looking statements herein include potential adverse effects on the Company’s business related to the disclosures made in this Current Report on Form 8-K, or the initiation of new legal proceedings, volatility of the Company’s stock price, and the other risk factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITER NEUROSCIENCES, INC.

Dated: August 28, 2026	By:	/s/ Christer Rosen
	Name:	Christer Rosen
	Title:	Chief Executive Officer